--------------------------------------------------------------------------------
                        CHASE MANHATTAN AUTO OWNER TRUST
                                  SERIES 1998-A
                         STATEMENT TO CERTIFICATEHOLDERS
================================================================================
        PERIOD 13                                                   PAGE # 1
DETERMINATION: 10-Mar-99                                        Beginning 2/1/99
 DISTRIBUTION: 15-Mar-99                                          Ending 2/28/99
         TIME: 4/13/99 11:54

                CLASS A-1 5.549% MONEY MARKET ASSET BACKED NOTES
                CLASS A-2 5.679% ASSET BACKED NOTES
                CLASS A-3 5.700% ASSET BACKED NOTES
                CLASS A-4 5.800% ASSET BACKED NOTES
                CLASS B-1 6.000% ASSET BACKED CERTIFICATES

                       ORIG PRINCIPAL      BEG PRINCIPAL       PRINCIPAL          INTEREST            TOTAL          END PRINCIPAL
  CLASS                   BALANCE             BALANCE        DISTRIBUTION       DISTRIBUTION      DISTRIBUTION          BALANCE
------------------------------------------------------------------------------------------------------------------------------------
A-1 Notes             $238,000,000.00              $0.00             $0.00             $0.00               $0.00              $0.00

A-2 Notes             $204,000,000.00    $100,922,096.47    $24,151,829.08       $477,613.82      $24,629,442.90     $76,770,267.39

A-3 Notes             $294,000,000.00    $294,000,000.00             $0.00     $1,396,500.00       $1,396,500.00    $294,000,000.00

A-4 Notes             $246,000,000.00    $246,000,000.00             $0.00     $1,189,000.00       $1,189,000.00    $246,000,000.00

------------------------------------------------------------------------------------------------------------------------------------
NOTE TOTALS           $982,000,000.00    $640,922,096.47    $24,151,829.08     $3,063,113.82      $27,214,942.90    $616,770,267.39
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
       B-1             $30,620,164.79     $30,620,164.79             $0.00       $153,100.82         $153,100.82     $30,620,164.79
------------------------------------------------------------------------------------------------------------------------------------
CERTIFICATE TOTALS     $30,620,164.79     $30,620,164.79             $0.00       $153,100.82         $153,100.82     $30,620,164.79
------------------------------------------------------------------------------------------------------------------------------------
      TOTALS        $1,012,620,164.79    $671,542,261.26    $24,151,829.08     $3,216,214.64      $27,368,043.72    $647,390,432.18
------------------------------------------------------------------------------------------------------------------------------------

                          FACTOR INFORMATION PER $1,000

                          PRINCIPAL          INTEREST           END PRINCIPAL
      CLASS             DISTRIBUTION       DISTRIBUTION            BALANCE
--------------------------------------------------------------------------------
        A-1                0.00000000       0.00000000              0.00000000
                      ----------------------------------------------------------
        A-2              118.39131902       2.34124422            376.32484015
                      ----------------------------------------------------------
        A-3                0.00000000       4.75000000          1,000.00000000
                      ----------------------------------------------------------
        A-4                0.00000000       4.83333333          1,000.00000000
--------------------------------------------------------------------------------
   Notes Totals           24.59453063       3.11926051            628.07562871
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
       B-1                 0.00000000       4.99999987          1,000.00000000
--------------------------------------------------------------------------------
Certificate Totals         0.00000000       4.99999987          1,000.00000000
--------------------------------------------------------------------------------
      TOTALS              23.85082770       3.17613134            639.32208215
--------------------------------------------------------------------------------

             IF THERE ARE ANY QUESTIONS OR COMMENTS, PLEASE CONTACT
                         THE ADMINISTRATOR LISTED BELOW

================================================================================

                       KIM COSTA
                       THE CHASE MANHATTAN BANK - ASPG
                       450 WEST 33RD STREET, 15TH FLOOR
                       NEW YORK, NEW YORK 10001
                       (212) 946-3247

(Copyright) COPYRIGHT 1998, CHASE MANHATTAN BANK
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                        CHASE MANHATTAN AUTO OWNER TRUST
                                  SERIES 1998-A
                         STATEMENT TO CERTIFICATEHOLDERS
================================================================================
        PERIOD 13                                                    PAGE # 2
DETERMINATION: 10-Mar-99                                        Beginning 2/1/99
 DISTRIBUTION: 15-Mar-99                                          Ending 2/28/99
         TIME: 4/13/99 11:54

                                                                                                                      per $1000
                                                                                                                      ---------
Section 5.8 (iii)   Servicing Fee                                                       $559,618.55                   0.55264409

Section 5.8 (iv)    Administration Fee                                                    $1,000.00                   0.00098754

Section 5.8 (vi)    Pool Balance at the end of the Collection Period                $647,390,432.18

Section 5.8 (vii)   Repurchase Amounts for Repurchased Receivable

                                          By Seller                                           $0.00
                                          By Servicer                                    $93,771.27
                                          TOTAL                                          $93,771.27

Section 5.8 (viii)  Realized Net Losses for Collection Period                           $267,887.35

Section 5.8 (ix)    Reserve Account Balance after Disbursement                       $19,421,712.97

Section 5.8 (x)     Specified Reserve Account Balance                                $19,421,712.97

Section 5.8 (xi)    Total Distribution Amount                                        $28,661,628.27

                                          Servicing Fee                                 $559,618.55
                                          Administrative Fee                              $1,000.00
                                          Noteholders' Distribution Amount           $27,214,942.90
                                          Certificateholders' Distribution Amount      $ 153,100.82
                                          Deposit to Reserve Account                    $732,966.00

Section 5.8 (xii)   Noteholders' Distributable Amount

                    ----------------------------------------------------------------------------------------------------------------
                                                                                     Prin               Int              Total
                      Class      Principal        Interest         Total       (per $1000/orig)  (per $1000/orig)   (per $1000/orig)
                    ----------------------------------------------------------------------------------------------------------------
                       A-1             $0.00           $0.00            $0.00      0.00000000        0.00000000         0.00000000
                       A-2    $24,151,829.08     $477,613.82   $24,629,442.90    118.39131902        2.34124422       120.73256324
                       A-3             $0.00   $1,396,500.00    $1,396,500.00      0.00000000        4.75000000         4.75000000
                       A-4             $0.00   $1,189,000.00    $1,189,000.00      0.00000000        4.83333333         4.83333333
                    ----------------------------------------------------------------------------------------------------------------
                      Total   $24,151,829.08   $3,063,113.82   $27,214,942.90     24.59453063        3.11926051        27.71379114
                    ----------------------------------------------------------------------------------------------------------------

Section 5.8 (xiii)  Certificateholders' Distributable Amount

                    ----------------------------------------------------------------------------------------------------------------
                                                                                     Prin               Int              Total
                      Class      Principal        Interest         Total       (per $1000/orig)  (per $1000/orig)   (per $1000/orig)
                    ----------------------------------------------------------------------------------------------------------------
                       B-1             $0.00     $153,100.82      $153,100.82      0.00000000        4.99999987         4.99999987
                    ----------------------------------------------------------------------------------------------------------------
                      Total            $0.00     $153,100.82      $153,100.82      0.00000000        4.99999987         4.99999987
                    ----------------------------------------------------------------------------------------------------------------

Section 5.8 (xiv)   Reserve Fund Transfer Amount           $ 732,966.00

(Copyright) COPYRIGHT 1998, CHASE MANHATTAN BANK
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